Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Simmons First National Corporation on Form S-4 of our report dated March 6, 2014 on the consolidated financial statements of Community First Bancshares, Inc. appearing in Simmons First National Corporation’s Current Report on Form 8-K filed on June 23, 2014 and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP Crowe Horwath LLP

Louisville, Kentucky
July 23, 2014